                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CORNERSTONE BANCORP, INC.

               (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:........
     (2) Aggregate number of securities to which transaction applies:...........
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):.........
     (4) Proposed maximum aggregate value of transaction:.......................
     (5) Total fee paid:........................................................


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                           CORNERSTONE BANCORP, INC.
                               550 Summer Street
                         Stamford, Connecticut  06901
                                (203) 356-0111

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on May 19, 1999

                                                                   April 5, 1999
To the Shareholders of Cornerstone Bancorp:

     Notice is hereby given that the Annual Meeting of Shareholders of Cornerstone Bancorp, Inc. (the "Bancorp") will be held at Cornerstone Bank, 550 Summer Street, Stamford, Connecticut 06901, on May 19, 1999, at 3:30 p.m. local time, for the purpose of considering and voting upon the following matters:

1. To elect three directors for terms to expire at the 2002 Annual Meeting of Shareholders;

2. To approve the proposed amendment to the Bancorp's Certificate of Incorporation to increase the number of authorized shares of common stock;

3. To ratify the appointment of KPMG LLP as the Bancorp's independent auditors for the fiscal year ending December 31, 1999; and

4. To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 31, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the 1999 Annual Meeting of Shareholders and any adjournments thereof.

                                    By Order of the Board of Directors


                                    Norman H. Reader, President



IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 1999 ANNUAL MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE 1999 ANNUAL MEETING IN PERSON. SHAREHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THE PROXY AND VOTE IN PERSON.

                           CORNERSTONE BANCORP, INC.
                               550 Summer Street
                          Stamford, Connecticut 06901
                                (203) 356-0111
                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 19, 1999


General

     This Proxy Statement is furnished to shareholders of Cornerstone Bancorp, Inc. (the "Bancorp") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Bancorp to be held on May 19, 1999, and any and all adjournments or postponements thereof (the "1999 Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting, the enclosed form of Proxy and the 1998 Annual Report to Shareholders are first being mailed to shareholders on or about April 5, 1999. As used in this Proxy Statement, references to the "Bancorp" include references to Cornerstone Bancorp, Inc. and to its predecessor registrant and wholly-owned subsidiary, Cornerstone Bank.

Record Date, Voting Rights

     Only shareholders of record at the close of business on March 31, 1999 (the "Record Date") are entitled to notice of and to vote at the 1999 Annual Meeting. On the Record Date, there were 1,122,848 shares of common stock of the Bancorp, par value $.01 per share (the "Common Stock"), outstanding and entitled to vote. Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held of record in his or her name at the close of business on the Record Date. The presence, in person or by proxy, of a majority of the aggregate number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the 1999 Annual Meeting. Abstentions and broker non-votes will be included in the calculation of the number of votes represented at the 1999 Annual Meeting for purposes of determining whether a quorum has been achieved.

Solicitation, Revocation and Use of Proxies

     In addition to solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by employees of the Bancorp who will not receive additional compensation therefor. The expense of soliciting proxies will be borne by the Bancorp. The Bancorp will also reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of the Common Stock.

     A shareholder giving a proxy may revoke it at any time before it is voted by delivery of a written notice of such revocation or a duly executed proxy bearing a later date to the Secretary of the Bancorp or by attending the 1999 Annual Meeting and revoking the proxy at such time. Attendance at the 1999 Annual Meeting will not itself revoke a proxy. Shares represented by properly executed proxies will be voted at the 1999 Annual Meeting in accordance with the specifications thereon. Shareholders of record who are present at the 1999 Annual Meeting may vote by ballot.

     Each proxy received will be voted as directed; however, if no direction is indicated, the proxy will be voted in Item 1 "FOR" the election of the Bancorp's
                                      ------  ---
nominees to the Board of Directors; in Item 2 "FOR" the approval of the proposed
                                       ------  ---
amendment to the Bancorp's Certificate of Incorporation; in Item 3 "FOR" the
                                                            ------  ---
ratification of the appointment of KPMG LLP as the Bancorp's independent auditors for the fiscal year ending December 31, 1999; and in the discretion of the proxy holder as to such other matters as may properly come before the 1999 Annual Meeting.

Security Ownership of Principal Shareholders

     The following table sets forth certain information known to the Bancorp regarding the beneficial ownership of the Common Stock as of the Record Date by each person known by the Bancorp to own beneficially more than five percent of the outstanding Common Stock.

Name and Address of Beneficial Owner        Shares Beneficially Owned         Percent of Class
------------------------------------        -------------------------         ----------------
First Union Corporation ............             109,318(a)                        9.7%
 One First Union Center
 Charlotte, North Carolina  28288

Stuart Weitzman ....................             87,219(b)                         7.8%
 169 Taconic Road
 Greenwich, Connecticut  06831

Melvin A. Maisel....................             86,657(c)                         7.7%
 36 Birchwood Drive
 Greenwich, Connecticut  06831

_____________
(a) The shares shown as beneficially owned by First Union Corporation were those reported as beneficially owned by it as of December 31, 1998 in its
     Schedule 13G filed with the Federal Deposit Insurance Corporation ("FDIC"). Such schedule indicates that First Union Corporation has sole voting and dispositive power with respect to all shares reported as beneficially owned.

(b) The shares shown as beneficially owned by Mr. Weitzman were those reported as beneficially owned by him as of December 31, 1998 in his Form F-11A filed with the FDIC. Such schedule indicates that Mr. Weitzman has sole voting and dispositive power with respect to all shares reported as beneficially owned.
(c) Information with respect to Mr. Maisel's beneficial ownership is described below in "Security Ownership of Management."

Security Ownership of Management


     The following table sets forth certain information known to the Bancorp regarding the beneficial ownership of the Common Stock as of the Record Date by
(i) each director of the Bancorp, (ii) certain executive officers of the Bancorp and (iii) all directors and executive officers of the Bancorp as a group.
Except as otherwise indicated, all shares are owned directly. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner                          Shares Beneficially Owned        Percent of Class
------------------------                          -------------------------        ----------------
Joseph S. Field, Jr. ........................             34,577(a)                    3.1%
J. James Gordon..............................              3,958                          *
James P. Jakubek.............................             30,757(b)                    2.7%
Stanley A. Levine............................             10,520(c)                       *
Joseph A. Maida..............................              8,620(d)                       *
Melvin A. Maisel.............................             86,657(e)                    7.7%
Ronald C. Miller.............................             36,148(f)                    3.2%
Courtney A. Nelthropp........................              2,367(g)                       *
Martin Prince................................             43,620(h)                    3.9%
Norman H. Reader.............................             44,519(i)                    3.8%

Patrick Tisano...............................             13,939(j)                    1.2%
Joseph D. Waxberg............................              4,927(k)                       *
All directors and executive officers as a
Group (14 persons)...........................            361,573(l)                   30.0%

_____________

*      Less than 1% of the outstanding Common Stock.


(a) Includes 32,762 shares owned by a corporate pension plan in which Mr. Field and his brother participate and for which they are both trustees, 440 shares owned by Mr. Field's spouse in an individual retirement account and 1,375 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(b) Includes 1,057 shares owned by Mr. Jakubek as custodian for his minor children and 29,700 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(c) Includes 7,220 shares owned by Mr. Levine's spouse and 3,300 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(d) Includes 2,023 shares owned by Mr. Maida's minor children and 3,300 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(e) Includes 134 shares owned by Mr. Maisel's spouse, 81,957 shares owned by Mr. Maisel in an individual retirement account and 3,300 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(f) Includes 1,848 shares owned by Mr. Miller's minor children, 2,088 shares owned by Mr. Miller's spouse in a retirement plan, 12,660 shares owned by Mr. Miller in an individual retirement account and 3,300 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.

(g) Includes 992 shares owned jointly with Mr. Nelthropp's spouse and 1,375 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(h) Includes 15,125 shares owned by a corporate pension plan in which Mr. Prince and his spouse participate and for which they are both trustees, 24,603 shares owned jointly by Mr. Prince and his spouse and 3,300 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(i) Includes 35,200 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(j) Includes 10,369 shares owned jointly with Mr. Tisano's spouse and 3,300 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(k) Includes 550 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.
(l) Includes 124,850 shares that may be acquired within 60 days of the Record Date upon exercise of stock options.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, required the Bancorp's directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file certain reports with the FDIC during and for the year ended December 31, 1998 concerning their beneficial ownership of the Common Stock. Based solely upon the Bancorp's review of the copies of such reports received by it, and on written representations by certain reporting persons, the Bancorp believes that during the year ended December 31, 1998, all such reports were filed on a timely basis.

                                     ITEM 1


                             ELECTION OF DIRECTORS

     The Board of Directors is classified into three classes. The three directors serving in Class I have terms expiring at the 1999 Annual Meeting. The Board of Directors has nominated the Class I directors currently serving on the Board of Directors, Joseph S. Field, Jr., J. James Gordon and Courtney A. Nelthropp, for election to serve as directors of the Bancorp until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier resignation or removal. Each nominee is currently a director of the Bancorp. In the event that any of the nominees becomes unable to serve, an event which the Board of Directors does not expect, the shares represented by proxy may be voted for a substitute nominee to be designated by the Board of Directors or a committee thereof, unless the proxy withholds authority to vote for all nominees.

     If a quorum is present at the 1999 Annual Meeting, the election of directors will require the affirmative vote of a plurality of the votes cast by the shares of Common Stock entitled to vote. Abstentions by shareholders and broker non-votes with respect to the election of directors will not be included in determining whether nominees have received the vote of such plurality.


     The following sets forth certain information regarding the nominees named above and the other directors of the Bancorp whose terms will continue after the 1999 Annual Meeting.


Nominees for Terms Expiring in 2002

     Joseph S. Field Jr., age 60, has served as a director of the Bancorp since 1993. He has been a partner at Field Group, a real estate development firm, for more than the past five years.

     J. James Gordon, age 68, has served as a director of the Bancorp since 1995. He has been the President of Gordon Textiles International, Ltd., a textile sales and consulting agency, for more than the past five years. Mr. Gordon also serves as a director of Liz Claiborne, Inc.

     Courtney A. Nelthropp, age 57, has served as a director of the Bancorp since 1993. He has been the President of Printing and Graphics Emporium, Inc., a printing company, for more than the past five years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF SUCH
                                               ---
NOMINEES.

Continuing Directors

Terms Expiring in 2000:

     Stanley A. Levine, age 61, has served as a director of the Bancorp since 1985. He has been an independent pharmacist for more than the past five years.

     Ronald C. Miller, age 54, has served as a director of the Bancorp since 1985. He has been the owner of Miller's Hallmark, a chain of greeting cards stores, for more than the past five years.

     Martin Prince, age 69, has served as a director of the Bancorp since 1986. He has been the owner and CEO of DLX Industries, Inc., a vinyl goods manufacturing company, for more than the past five years.

     Patrick Tisano, age 80, has served as a director of the Bancorp since 1986. Prior to his retirement in 1992, he was the owner of the Die Craft Tool Company, a tool and die company.

     Dr. Joseph D. Waxberg, age 76, has served as a director of the Bancorp since 1985. He has been a physician practicing for more than the past five years.

Terms Expiring in 2001:

     James P. Jakubek, age 49, has served as a director of the Bancorp since 1996. He has been the Executive Vice President and Chief Operating Officer of the Bancorp, since joining the Bancorp in 1991.

     Joseph A. Maida, age 50, has served as a director of the Bancorp since 1985. He has been a certified public accountant with Maida & Maida, an accounting firm, for more than the past five years.

     Melvin L. Maisel, age 74, has served as a director of the Bancorp since 1985. He has been the owner and President of Stabilization Plans for Business, Inc., a family and business tax-planning firm, for more than the past five years.

     Norman H. Reader, age 74, has been President, Chief Executive Officer and a director of the Bancorp since 1985.

Committees and Meetings


     The Board of Directors has established the following committees, the members of which are appointed by the Board of Directors:

     The Compliance/Audit Committee, comprised of Messrs. Field, Gordon, Jakubek, Nelthropp and Tisano, is responsible for reviewing and insuring the submission of reports to the Banking Commissioner of the State of Connecticut and the Regional Director of the FDIC and assuring that the Bancorp remains in compliance with regulatory matters on a continuing basis. In addition, the Compliance/Audit Committee is responsible for reviewing the adequacy of internal procedures and controls, as well as reviewing the audits and implementing recommendations made by the Bancorp's independent auditors. The Compliance/Audit Committee met four times during 1998.

     The Funds Management Committee, which includes Messrs. Maisel, Reader, Prince and Waxberg, is responsible for setting and enforcing investment policy, interest rate risk policies and liquidity policy. The Funds Management Committee also is responsible for general supervision of pricing, profitability goals and policies, as well as dividend and tax planning. The Funds Management Committee met twelve times during 1998.

     The Loan/Compensation Committee, comprised of Messrs. Jakubek, Maida, Miller, Levine and Reader, is responsible for the approval of extensions of credit and the terms under which Bancorp credit will be extended. The Loan/Compensation Committee also reviews officer lending limits, approves changes to the Bancorp's loan policy, and approves compensation levels and promotions. The Loan/Compensation Committee met 26 times during 1998.

     The Nominating Committee, which includes Messrs. Gordon, Levine, Maisel, Miller, Reader and Waxberg, is responsible for selecting and presenting potential candidates to the Board of Directors. The Nominating Committee did not meet during 1998.

     During 1998, the Board of Directors held a total of twelve meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served.


Director Compensation

     Directors who are not otherwise employed by the Bancorp ("Outside Directors") receive $200 for each Board of Directors meeting and $200 for each committee meeting attended. At the election of each director, fees may be paid either in cash or shares of Common Stock, or a combination thereof, pursuant to the Bancorp's Directors Compensation Plan. Under the plan, directors accumulate compensation credit for attending Board and committee meetings during each one-year period ending on the date of each annual meeting of the Bancorp. The Board of Directors, by a majority vote, may adjust the amount of the credits from time to time. Outside Directors may elect to receive their compensation earned under the plan in the form of cash or shares of Common Stock, based on an annual election made by each Outside Director at the first Board meeting subsequent to each annual meeting. Outside Directors who elect cash receive such compensation at each Board Meeting. Outside Directors who elect to receive shares of Common Stock are issued a whole number of shares equal to their accumulated compensation credit divided by the fair market value of the shares of Common Stock as of the date of each Board meeting. Outside Directors who elect shares receive share certificates for a whole number of shares and cash payments in lieu of fractional shares on the last business day of May of each year. The Board of Directors, by a majority vote, may amend or terminate the Directors Compensation Plan at any time; provided, however, that certain material amendments may not be made without shareholder approval. During 1998, 399 shares of Common Stock were issued under the Directors Compensation Plan.

     Outside Directors also receive a formula grant of non-qualified stock options ("NQOs") under the Bancorp's 1996 Incentive and Non-Qualified Stock Option Plan. At the first meeting of the Board following each annual meeting, each Outside Director is granted NQOs to purchase 250 shares of Common Stock. The exercise price of such NQOs is the fair market value of the Common Stock on the date of grant. The NQOs do not vest until the Outside Director has served five full consecutive years on the Board, except that NQOs for any Outside Director who has completed such service vest immediately. All NQOs granted to Outside Directors expire ten years after the date of grant.

     Officers or employees of the Bancorp who serve on the Board of Directors receive no additional compensation for their services in that capacity.

Certain Transactions

     As of December 31, 1998, loans to directors, principal officers and their associates and affiliated businesses totaled $3,652,922, or approximately 24.4%, of the Bancorp's equity capital accounts. All loans made by the Bancorp to such persons were made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons. Such loans do not involve more than the normal risk of collectability or present other unfavorable features.

                             EXECUTIVE COMPENSATION

Summary Compensation

     The following table sets forth certain information regarding the compensation paid by the Bancorp to the Chief Executive Officer and the only other executive officer whose total salary and bonus for fiscal 1998 exceeded $100,000 (together, the "Named Executive Officers") for services rendered during each of the last three years.

                            Summary Compensation Table
                            --------------------------

                                                                                Long-Term
                                                                               Compensation
                                                                               ------------
                                                                                  Awards
                                                                               ------------
                                                                              Securities
                                                  Annual Compensation         Underlying      All Other Compensation
Name and Principal Position             Year   -------------------------     Options (#)              ($)(1)
-------------------------------------   ----   Salary ($)      Bonus ($)   ----------------   ----------------------
                                               ------------   ----------
Norman H. Reader.....................   1998        160,625       27,500               0                        4,200
  President and Chief                   1997        167,000       22,992           7,500                        4,200
  Executive Officer                     1996        167,000       18,000               0                        4,203

James P. Jakubek.....................   1998        125,000       45,000               0                        5,000
  Executive Vice President              1997        125,000       35,624          12,000                        4,740
  And Chief Operating Officer           1996         90,000       35,000               0                        4,003

____________
(1) Represents amounts attributable to matching contributions made by the Bancorp under the Bancorp's 401(k) Plan.

Stock Option Exercises and Fiscal Year-End Option Values


     The following table sets forth information concerning option holdings as of December 31, 1998 with respect to the Named Executive Officers.


                Aggregated Option Exercises In Last Fiscal Year

                       And Fiscal Year-End Option Values


                           Shares                       Number of Securities          Value of Unexercised
                          Acquired                     Underlying Unexercised         In-the-Money Options
                             On           Value         Options at FY-End (#)           at FY-End ($)(1)
                                                     -------------------------     --------------------------
         Name            Exercise(#)   Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
         ----            ----------    ----------   -----------    -------------   -----------   -------------

Norman H. Reader......            0             0         35,200               0      $263,863               0
James P. Jakubek......            0             0         29,700               0      $163,136               0

____________
(1) Based on the fair market value of the Common Stock as of December 31, 1998 ($18.625) minus the exercise price of the options.


Employment Contracts and Change in Control Arrangements


     Effective July 1, 1998, the Bancorp entered into a new employment agreement with Norman H. Reader pursuant to which Mr. Reader serves as President of the Bancorp. The employment agreement provides for an initial annual base salary of $154,250, with scheduled annual reductions in salary commensurate with reductions in Mr. Reader's duties commencing on July 1, 1999 and culminating on July 1, 2004, at which time the agreement provides that Mr. Reader's annual base salary will be $77,750. Mr Reader is also entitled to participate in compensation and benefit plans available to executive officers of the Bancorp. The employment agreement also provides that beginning on July 1, 2005, or upon the ealier termination of Mr. Reader's employment by the Bancorp without cause, in connection with a charge in control or potential change in control of the Bancorp, or by reason of disability, the Bancorp will pay to Mr. Reader a supplemental retirement benefit of $65,000 per year until June 30, 2011.

     The employment agreement will terminate on the earlier of June 30, 2005, or the earlier of (i) Mr. Reader's death or disability, (ii) voluntary termination by Mr. Reader or (iii) termination of Mr. Reader by the Bancorp (either for cause or otherwise). If Mr. Reader's employment is terminated by the Bancorp without cause, the Bancorp is obligated to pay him a lump sum cash payment as liquidated damages in an amount equal to the present value as of the date of termination of (i) the scheduled salary amounts provided for in the agreement, each reduced by $65,000, and (ii) an amount deemed paid in each remaining year of the term of the employment agreement equal to the highest discretionary bonus paid to Mr. Reader during the term of the agreement. In addition, for twelve months following any termination of Mr. Reader's employment without cause, or for 36 months following termination due to a change in control of the Bancorp, Mr. Reader shall be entitled to continue to participate in the Bancorp's compensation plans and to receive all benefits as if such termination had not occurred.

     If there is a change in control of the Bancorp or the Bancorp seeks to terminate Mr. Reader's employment agreement following a potential change in control, but prior to the potential change in control being effected, he is entitled to the following: (i) all of the benefits he was entitled to in the event of a termination without cause and (ii) a single lump sum payment equal to three times the highest annual salary provided under the employment agreement plus three times the highest discretionary bonus paid to him at any time during the term of the employment agreement.


     Effective July 15, 1998, the Bancorp entered into a new employment agreement with James P. Jakubek pursuant to which Mr. Jakubek serves as Executive Vice President of the Bancorp. The employment agreement provides for an initial annual base salary of $125,000, which amount is subject to annual increases as determined by the Board. Mr. Jakubek is also entitled to participate in compensation and benefit plans available to executive officers of the Bancorp. The employment agreement will terminate on the earlier of (i) Mr. Jakubek's death or disability, (ii) voluntary termination by Mr. Jakubek or
(iii) termination of Mr. Jakubek by the Bancorp (either for cause or otherwise). If Mr. Jakubek's employment is terminated by the Bancorp without cause, the Bancorp would be obligated to pay him a lump sum cash payment in an amount equal to the sum of (x) his then current annual salary, plus (y) the highest bonus awarded to him at any time during the 36-month period ending with the date of termination. In addition, for twelve months following any termination of Mr. Jakubek's employment without cause, or for 36 months following due to a change in control of the Bancorp, Mr. Jakubek shall be entitled to continue to participate in the Bancorp's compensation plans and to recieve all benefits as if such termination had not occurred.

     If there is a change in control of the Bancorp or if the Bancorp seeks to terminate Mr. Jakubek's employment agreement following a potential change in control but prior to the potential change in control being effected, he is entitled to the following: (i) an adjustment in his then current salary to give him cumulative cost of living increases for the period from July 15, 1998 through the date of the change in control, and annual increases based on the Consumer Price Index (the "CPI") on each anniversary of the change in control;
(ii) a credit for years of service with the Bancorp, plus five additional years, for purposes of vesting and calculation of benefits under any benefit plan of the Bancorp or of any successor entity; (iii) eighteen months notice of termination of employment, during which period he would be entitled to receive, without offset for any reason, payment of his CPI adjusted salary, plus the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination; and (iv) following the 18-month period referred to in (iii) above, at his election, either a lump sum cash payment or 36 monthly periodic payments in an amount equal to the sum of three times his CPI adjusted salary, plus three times the highest bonus received by him during the period commencing with the 36th month preceding the change in control and ending with the date of termination.

     For purposes of the employment agreements, the definition of "change in control" of the Bancorp is the same as the definition in the Bancorp's 1996 Incentive and Non-Qualified Stock Option Plan described below.

     In addition to provisions relating to a change in control of the Bancorp in the employment agreements described above, the Bancorp's stock option plans specifically define certain "change events" that will trigger cceleration of the vesting of outstanding options. The 1996 Incentive and Non-Qualified Stock Option Plan and the Bancorp's predecessor plan (which has outstanding awards), the 1986 Incentive and Non-Qualified Stock Plan, each provides for certain "Change Events": (i) a reorganization, merger, or consolidation of the Bancorp in which the Bancorp is not the surviving corporation; (ii) the dissolution or liquidation of the Bancorp; or (iii) a sale or lease of 50% or more, computed on the basis of book value, of the Bancorp's consolidated assets. The 1996 Incentive and Non-Qualified Stock Option Plan also includes as a Change Event a "Change of Control," which is deemed to have occurred if (A) any person becomes the beneficial owner of 25% or more of the total number of voting shares of the Bancorp, (B) any person holds revocable or irrevocable proxies, as to the election or removal of directors of the Bancorp, for 25% or more of the total number of voting shares of the Bancorp, (C) any person has entered into an agreement or received an option for the acquisition of beneficial ownership of 25% or more of the total number of voting shares of the Bancorp, whether or not the requisite approval for such acquisition has been received under the applicable laws or the respective regulations issued thereunder; or (D) as the result of or in connection with any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Bancorp before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Bancorp or any successor corporation. In the event such a Change Event occurs, any then-existing deferral periods for exercising any stock option shall be accelerated and all outstanding options will be exercisable in full on or before a date fixed by the Loan/Compensation Committee prior to the effective time of the Change Event.

                                     ITEM 2

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

Increase in Authorized Shares of Common Stock

     The Board of Directors has unanimously approved and recommended that the shareholders of the Bancorp consider and approve an amendment to Article V of the Bancorp's Certificate of Incorporation (the "Certificate"), that would increase the number of authorized shares of Common Stock from 2,000,000 shares to 5,000,000 shares (the "Amendment"). The affirmative vote of a majority of shares of Common Stock outstanding as of the Record Date is required to approve and adopt the Amendment. Accordingly, abstentions and broker non-votes with respect to the Amendment will have the effect of votes against the Amendment.

     The Board of Directors believes that it is in the best interests of the Bancorp and its shareholders to amend the Certificate to give effect to the proposed Amendment. If the Amendment is approved, the additional authorized shares of Common Stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of the shareholders of the Bancorp will be sought unless such vote is required for a particular issuance by law or the rules of any national securities exchange on which the Common Stock may then be listed. The proposed increase in the number of authorized shares of Common Stock has been recommended by the Board of Directors to assure that an adequate supply of authorized but unissued shares is available to pursue opportunities to increase the liquidity of the Common Stock by increasing the number of shares outstanding through stock dividends, stock splits or future financings. The proposed Amendment will also give the Board of Directors the necessary flexibility to issue shares of Common Stock in connection with acquisitions, stock options and employee benefits, and for other general corporate purposes without the expense and delay incident to
obtaining shareholder approval at the time of any such action.   Shareholders do
not have preemptive rights to purchase additional shares of Common Stock.

     On the Record Date, there were 1,122,848 shares of Common Stock issued and outstanding, and approximately 139,260 shares of Common Stock were reserved for issuance upon exercise of outstanding options.

     If the Amendment is adopted, the amended portion of Article V of the Certificate, will provide as follows:

                                   ARTICLE V
                                   ---------

                                 CAPITAL STOCK
                                 -------------

SECTION 1.  CAPITAL STOCK-GENERAL
            ---------------------

The authorized amount of capital stock of this Corporation shall be five million (5,000,000) shares of all which shall be common stock, par value $0.01 per share. The capital stock of this Corporation may be increased or decreased from time to time, in accordance with the provisions of the laws of the State of Connecticut.

No holder of shares of the capital stock of any class of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

The Corporation may, at any time and from time to time, authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

     The only changes in Article V which will be effected if the Amendment is approved are the changes set forth in bold face type above. All other portions of Article V will remain unchanged.

Possible Anti-takeover Effect

     Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to issue additional shares to render more difficult or discourage an attempt by another person or entity to obtain control of the Bancorp. The issuance of additional shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares and thereby could dilute the proportionate interest of a party attempting to gain control of the Bancorp. The Board of Directors and management have no knowledge of any current efforts to obtain control of the Bancorp, and the Amendment is not being proposed in response to any known takeover attempt.

     THE BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THE AMENDMENT IS ADVISABLE AND IN THE BEST INTERESTS OF THE BANCORP AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF
                                                            ---
THE AMENDMENT.

                                     ITEM 3

    RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE BANCORP'S INDEPENDENT
               AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 1999

     The Board of Directors, upon recommendation of the Compliance/Audit Committee, has selected KPMG LLP as independent auditors to audit the consolidated financial statements of the Bancorp for the fiscal year ending December 31, 1999. KPMG LLP served as the Bancorp's independent auditors for the fiscal year ended December 31, 1998 and has reported on the Bancorp's consolidated financial statements for such year. Representatives of KPMG

LLP are expected to be present at the 1999 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

     On March 18, 1998, the Board of Directors, upon the recommendation of the Compliance/Audit Committee, dismissed its prior independent accountants, Deloitte & Touche LLP, and appointed KPMG LLP as its independent auditors to audit the consolidated financial statements of the Bancorp for the fiscal year ending December 31, 1998. The change in the Bancorp's auditing firm was due solely to the Bancorp's determination that prudent business practice would dictate a periodic change in auditing firms.

     The reports of Deloitte & Touche LLP on the consolidated financial statements of the Bancorp as of and for the years ended December 31, 1997 and 1996 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, nor during the same period of time and the subsequent interim period through March 18, 1998 have there been any disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Furthermore, during the fiscal years ended December 31, 1997 and 1996 and the subsequent interim period through March 18, 1998, there were no "reportable events" as described in Paragraph 304(a)(1)(iv)(B) of Regulation S-B.

     During the fiscal years ended December 31, 1997 and 1996 and the subsequent interim period through March 18, 1998, neither the Bancorp nor anyone on its behalf consulted KPMG LLP regarding either (i) the application of accounting principles to a specified transaction (whether completed or proposed) or the type of audit opinion that might be rendered on the Bancorp's financial statements, or (ii) any matter that was either the subject of a disagreement (as described in Paragraph 304(a)(1)(iv) of Regulation S-B) or a reportable event (as described in Paragraph 304(a)(1)(iv)(B) of Regulation S-B).

     While shareholder ratification is not required for the selection of KPMG LLP since the Board of Directors has the responsibility for selecting the Bancorp's independent auditors, the selection is being submitted for ratification at the 1999 Annual Meeting with a view toward soliciting the shareholders' opinions, which the Board of Directors will take into consideration in future deliberations. The affirmative vote of a majority of the votes cast at the 1999 Annual Meeting in person or by proxy is necessary for the ratification of the appointment by the Board of Directors of KPMG LLP as independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP
                                               ---
AS INDEPENDENT AUDITORS OF THE BANCORP FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the 1999 Annual Meeting. If, however, any other business should properly come before the 1999 Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for inclusion in next year's proxy materials must be received by the Bancorp no later than December 7, 1999. Shareholder proposals submitted to be considered at the 2000 Annual Meeting without inclusion in next year's proxy materials must be received by the Bancorp no later than February 21, 2000. If the Bancorp is not notified of a shareholder proposal by February 21, 2000, then proxies held by management of the Bancorp may provide the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement. Proposals should be addressed to Leigh A. Hardisty, Secretary, Cornerstone Bancorp, Inc., 550 Summer Street, Stamford, Connecticut 06901. It is urged that such proposals be sent by certified mail, return receipt requested.

     Nominations of persons for election to the Board of Directors may be made by any shareholder of the Bancorp entitled to vote for the election of directors who complies with certain notice procedures set forth in the Bancorp's

Certificate of Incorporation and Bylaws. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Bancorp. To be timely, a shareholder's nomination must be delivered or mailed to the Secretary of the Bancorp at the principal executive offices of the Bancorp not fewer than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such an anniversary date, notice by the shareholder, to be timely, must be so delivered no earlier than 90 days prior to such annual meeting and no later than the later of 60 days prior to such annual meeting or 10 days following public announcement of the date of such meeting. A shareholder's nomination must set forth, to the extent known:
(a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder making the nomination, (i) the name and address of such shareholder and (ii) the number of shares of Common Stock owned by such shareholder.



                                              By Order of the Board of Directors

                                                     Norman H. Reader, President
                                                                   April 5, 1999

--------------------------------------------------------------------------------


                           CORNERSTONE BANCORP, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 19, 1999
                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of CORNERSTONE BANCORP, INC. (the "Bancorp") hereby appoints James P. Jakubek, Stanley A. Levine and Ronald C. Miller, and each or any of them, as proxies of the undersigned with full power of substitution, to vote all the shares of Common Stock of the Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Bancorp (the "Annual Meeting") to be held at Cornerstone Bank, 550 Summer Street, Stamford, Connecticut 06901, at 3.30 p.m. on May 19, 1999, and at any adjournment or postponement thereof, with all the power the undersigned would have if personally present, hereby revoking any proxy heretofore given. Any of such proxies of their substitutes who attend the Annual Meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted. The undersigned hereby acknowledges receipt of the proxy statement for the Annual Meeting and instructs the proxies to vote as instructed on the reverse side hereof.

The undersigned also hereby grants the proxies discretionary authority to vote upon such other matters as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED, "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE BANCORP'S CERTIFICATE OF INCORPORATION AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


               (Continued and to be signed on the reverse side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                           CORNERSTONE BANCORP, INC.

                                 May 19, 1999




                Please Detach and Mail In The Envelope Provided
--------------------------------------------------------------------------------

A [X]  Please mark your                                               |_
       votes as in this
       example


                                        FOR      WITHHELD      The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.
1. To elect the                         [_]         [_]         Nominees:  Joseph S. Field, Jr.
   following persons                                                       J. James Gordon
   as directors.                                                           Courtney A. Nelthropp

For, except vote withheld from the
following nominee(s).

----------------------------------

                                                                FOR      AGAINST      ABSTAIN
2. To approve the proposed amendment to the                     [_]        [_]          [_]
   Bancorp's Certificate of Incorporation
   to increase the authorized number of shares
   of common stock.

3. To ratify the appointment of KPMG LLP as the                 [_]        [_]          [_]
   Bancorp's independent auditors for the fiscal
   year ending December 31, 1999.

MARK HERE FOR ADDRESS CHANGE AND MARK LABEL ACCORDINGLY                                 [_]


            MARK HERE IF YOU PLAN TO ATTEND THE MEETING                                 [_]







Signature:_____________ Date:_________ Signature:_______________ Date:_________

Important: Please sign exactly as your name appears hereon, Joint Owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign in its name by authorized person.